Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 100147) of Stratus Services Group, Inc. of our report dated February __, 2006, appearing in this Annual Report on Form 10K of Stratus Services Group, Inc. for the year ended September 30, 2005.

/s/ E. RANDALL GRUBER, CPA, P.C.

February __, 2006